UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022 (October 11, 2022)

HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	HWM PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As most recently previously reported by Howmet Aerospace Inc. (the “Company”) in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 2022, on June 26, 2020 Lehman Brothers International (Europe) (“LBIE”) filed proceedings in the High Court of Justice, Business and Property Courts of England and Wales (the “Court”) against two subsidiaries of the Company, FR Acquisitions Corporation (Europe) Ltd and JFB Firth Rixson Inc. (collectively, the “Firth Rixson Entities”).  As so previously reported, LBIE claims the amounts owing by the Firth Rixson Entities to be approximately $64,000,000, plus applicable interest.  The Court issued its ruling in these proceedings on October 11, 2022 (the “Judgment”).  In its ruling, the Court determined that the event of default under two interest rate swap transactions that the Firth Rixson Entities entered into with LBIE in 2007 and 2008 (collectively, the “ISDAs”) caused by LBIE as a result of its insolvency in 2008 and other defaults will conclude upon LBIE’s expected emergence from administration under the Insolvency Act of 1986.  The Court ruled that upon such future event and other relevant steps being completed, the timing of which is unknown, the Firth Rixson Entities will be obligated to pay amounts due under the ISDAs.  The Company has reserved on its balance sheet $65,000,000, and taken a pre-tax charge of this amount to its Statement of Consolidated Operations, for the third quarter of 2022.  The Company vigorously disagrees with the ruling including as to any payment obligation and intends to apply to appeal the Judgment to the Court of Appeal and will request that payment of all amounts be stayed until the appeal is concluded.  This application is expected to be addressed at a hearing before the Court by the end of this year, and any appeal proceedings would continue into 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated: October 11, 2022	By:	/s/ Lola F. Lin
	Name:	Lola F. Lin
	Title:	Executive Vice President, Chief Legal and Compliance Officer and Secretary